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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statements (Form S-3 Nos. 333-157646 and 333-154826) of AECOM Technology Corporation,

  (2)
  Registration Statement (Form S-4 No. 333-197822) of AECOM Technology Corporation, and

  (3)
  Registration Statements (Form S-8 Nos. 333-167047, 333-142070, and 333-199453) pertaining to various stock incentive, purchase and retirement plans of AECOM Technology Corporation;

of our reports dated November 17, 2014, with respect to the consolidated financial statements and schedule of AECOM Technology Corporation and the effectiveness of internal control over financial reporting included in this Annual Report (Form 10-K) of AECOM Technology Corporation for the year ended September 30, 2014.

/s/ ERNST & YOUNG LLP

Los Angeles, California
November 17, 2014

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm